                                                                    Exhibit 99.1



                                                      UNAUDITED
BALANCE SHEET:
                                          Fiscal 2002          Fiscal 2001
                                        ---------------      ---------------

 CASH                                               122                   39
SHORT TERM INVESTMENTS                                -                    -
ACCOUNTS RECEIVABLE                               1,056                1,332
INVENTORY                                        18,151               27,259
PREPAID EXPENSE                                     594                  958
PREPAID PURCHASES                                    65                  238
                                        ---------------      ---------------

  CURRENT ASSETS                                 19,989               29,827

NET FIXED ASSETS                                 16,670               23,796
LOANS TO SHAREHOLDERS                                 -                    -
RENTAL DEPOSITS & OTHER                           1,171                1,308
                                        ---------------      ---------------
   TOTAL ASSETS                                  37,831               54,931
                                        ===============      ===============

ACCOUNTS PAYABLE                                 18,361               13,749
ACCRUED EXPENSES                                  5,757                3,938
CURRENT TERM DEBT                                   276                  253
                                        ---------------      ---------------
  CURRENT LIABILITIES                            24,394               17,940

WORKING CAPITAL FACILITY                          7,385               15,807
RESERVE FOR STORE CLOSING                             -                    -
CAPITAL LEASES                                      191                  460
                                        ---------------      ---------------
  TOTAL SENIOR DEBT                               7,576               16,267

DEFERRED RENT & OTHER                             4,096                5,308
DEFERRED INCOME TAX                                 400                  400
                                        ---------------      ---------------
  TOTAL LIABILITIES                              36,466               39,916

COMMON EQUITY                                    48,514               48,514
RETAINED EARNINGS                               (47,149)             (33,499)
                                        ---------------      ---------------
  TOTAL STOCKHOLDER'S EQUITY                      1,365               15,015
                                        ---------------      ---------------

   TOTAL LIABILITIES & EQUITY                    37,831               54,931
                                        ===============      ===============